UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 2, 2022

Inozyme Pharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39397	38-4024528
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

321 Summer Street, Suite 400
Boston, Massachusetts	02210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 330-4340

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.0001 par value per share	INZY	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 2, 2022, the Board of Directors (the “Board”) of Inozyme Pharma, Inc. (the “Company”) appointed Sanjay S. Subramanian as the Company’s Chief Financial Officer, effective as of the later of (i) March 21, 2022 and (ii) the date immediately following the date of the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (such later date, the “Appointment Date”). In connection with his appointment, Mr. Subramanian will serve as the Company’s principal financial officer and principal accounting officer.

In connection with Mr. Subramanian’s appointment, Stephen DiPalma, the Company’s Interim Chief Financial Officer and principal financial officer and principal accounting officer, will cease to serve in such roles, effective as of the Appointment Date. Mr. DiPalma will continue to serve as a consultant to the Company pursuant to the consulting agreement by and between the Company and Danforth Advisors, LLC.

Mr. Subramanian, age 46, served as the Chief Financial Officer at Ocugen, Inc., a biotechnology company (“Ocugen”), from October 2019 to March 2022, as the Corporate Secretary at Ocugen from June 2020 to March 2022 and Head of Corporate Development at Ocugen from January 2021 to March 2022. Prior to joining Ocugen, Mr. Subramanian worked at Aralez Pharmaceuticals Inc., a specialty pharmaceutical company (“Aralez”), where he served as Chief Financial Officer from January 2019 through September 2019, and as Vice President and Treasurer from October 2015 to January 2019. Aralez (renamed Old API Wind-Down Ltd. in February 2019) voluntarily commenced restructuring proceedings in Canadian Court and its U.S.-based subsidiaries filed voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code in August 2018, which became effective in May 2019. Prior to joining Aralez, Mr. Subramanian served as the Director of Treasury at Bausch Health Companies, Inc. (formerly known as Valeant Pharmaceuticals), a specialty pharmaceutical company, from 2013 to October 2015. Prior to joining Bausch Health, Mr. Subramanian joined the finance leadership rotation program in 2008 at General Motors Company (“GM”), where he held various positions before ending as the Treasurer of GM Korea in 2012. Mr. Subramanian received an M.B.A. from MIT Sloan School of Management, a Master of Science from both the Massachusetts Institute of Technology (MIT) and The Ohio State University and a Bachelor of Technology from Indian Institute of Technology.

On March 2, 2022, Mr. Subramanian entered into an employment agreement with the Company (the “Employment Agreement”). Pursuant to the Employment Agreement, Mr. Subramanian will be paid an annual base salary of $430,000. He will receive a cash signing bonus of $105,000 (the “Signing Bonus”), payable in two installments: (i) $55,000 in connection with his commencement of employment on March 21, 2022 (the “Effective Date”) and (ii) $50,000 six months following the Effective Date. Following the end of each calendar year, Mr. Subramanian will be eligible to receive a discretionary retention and performance bonus with a target of 40% of his then gross base pay actually earned during the applicable calendar year based upon the Board’s assessment of his performance and the Company’s performance. The Company will grant Mr. Subramanian an option to purchase 180,000 shares of the Company’s common stock (the “Option”) under the Company’s 2020 Stock Incentive Plan (the “Plan”), effective as of the Effective Date. The Option will have an exercise price equal to the closing price of the Company’s common stock on the Effective Date. The Option vest and become exercisable as to 25% of the shares underlying the Option on the first anniversary of the Effective Date and as to 2.0833% of the shares subject to the Option at the end of each successive one-month period following the first anniversary of the Effective Date until the fourth anniversary of the Effective Date.

Under the Employment Agreement, Mr. Subramanian is entitled, subject to his execution and nonrevocation of a release of claims in the Company’s favor and his continued compliance with certain restrictive covenants, in the event of the termination of his employment by the Company without cause or by him for good reason, and such termination does not take place during the 12-month period following a change in control, each as defined in the Employment Agreement, to (i) continued payment of his then-current annual base salary for a period of nine months following the date his release of claims becomes effective, (ii) continued payment by the Company of its share of the COBRA premiums for health benefit coverage for a period of up to nine months following the date that his employment with the Company is terminated, and (iii) in the event of termination between January 1 and the date annual discretionary bonuses are paid, payment of his annual target discretionary bonus amount for the year prior to termination in a lump sum on the date the first installment of severance pay is paid.

In the event that Mr. Subramanian’s employment is terminated by the Company without cause or by him with good reason during the 12-month period following a change in control, as defined in the Employment Agreement, Mr. Subramanian will be entitled, subject to his execution and nonrevocation of a release of claims in the Company’s favor and his continued compliance with certain restrictive covenants, to (i) continued payment of his then-current annual base salary for a period of 12 months following the date his release of claims becomes effective, (ii) continued payment by the Company of its share of the COBRA premiums for health benefit coverage for a period of up to 12 months following the date that his employment with the Company is terminated, and (iii) payment of 100% of his annual target discretionary bonus amount for the year in which the termination occurs in a lump sum on the date the first installment of severance pay is paid. In addition, Mr. Subramanian will be entitled to full acceleration of vesting of all outstanding and unvested stock options and other equity awards that vest solely based on continued service.

In addition, pursuant to the Company’s standard form of indemnification agreement Mr. Subramanian will enter into in connection with his employment as Chief Financial Officer, the form of which was filed with the Securities and Exchange Commission as Exhibit 10.15 to Amendment No. 1 to the Company’s Registration Statement on Form S-1 (File No. 333-239648) on July 20, 2020, the Company may be required, among other things, to indemnify Mr. Subramanian for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts actually and reasonably incurred by him in any action or proceeding arising out of his service as an officer of the Company.

A copy of the Company’s press release announcing Mr. Subramanian’s appointment as Chief Financial Officer is furnished herewith and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the three months ending March 31, 2022.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release, dated March 8, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INOZYME PHARMA, INC.

Date: March 8, 2022	By:	/s/ Axel Bolte
Name: Axel Bolte Title: President and Chief Executive Officer